May 12, 1997

Board of Directors
Leak-X Environmental Corporation
790 East Market Street, Suite 270
West Chester, PA 19382

RE:Salary Waiver as per Employment Agreement, September 29, 1995
      George A. Nolan

1.During the period of January 1, 1997 and through September 30, 1997, I hereby waive and forego all interest in and to $52,005.00 in salary and expense payments to which I am entitled pursuant to my Employment Agreement. In consideration of this waiver, Leak-X Environmental Corporation (the Company) agrees to make payments of principal and interest on my Note Payable outstanding during this period as follows:

                           Principal          Interest
          3/31/97         $ 4,412.15          $2,022.13
          4/30/97           4,412.14
          5/31/97           4,412.14
          6/30/97           4,412.14           1,801.52
          7/31/97           4,412.14
          8/31/97           4,412.14
          9/30/97           4,412.14           1,470.61
          Totals          $30,884.99          $5,294.26

2.a.The Company will grant 15,000 stock options from the Leak-X Environmental Corporation (Leak-X) Employee Stock Option Plan on the date of signing of this agreement. The vesting schedule for the options will be one-third vested twelve months after grant, two-thirds vested twenty four months after grant and 100% vested thirty six months after grant.

     b.If the total annual net income after tax after audit of GRS meets its budgeted goal of $165,213.00 for the year ended December 31, 1997, an additional 5,000 stock options will be granted from the Leak-X Employee Stock Option Plan. The date of grant will be determined by the Leak-X Board of Directors at the first meeting scheduled after completion of the audit for the year ended December 31, 1997. The vesting schedule for the options will be one-third vested twelve months after grant, two-thirds vested twenty four months after grant and 100% vested at September 1, 2000.

Agreed to:Agreed to:


/s/ George A. Nolan  5-12-97          /s/ Joyce A. Rizzo        5/12/97
George A. Nolan      Date             Joyce A. Rizzo, CEO       Date
                                      Leak-X Environmental Corporation